UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2013

CHIQUITA BRANDS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or Other Jurisdiction of Incorporation)	1-1550 (Commission File Number)	04-1923360 (IRS Employer Identification No.)

550 South Caldwell Street, Charlotte, North Carolina 28202
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: 980-636-5000
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD.
On January 28, 2013, Chiquita Brands International, Inc. (the “Company”) issued a press release announcing a proposed refinancing, which will include an offering of $425 million aggregate principal amount of senior secured notes due 2021 (the “Notes”), the entry into a new $200 million asset-based revolving credit facility and the repayment of the Company's 7½% Senior Notes due 2014.
In connection with this proposed Notes offering, Chiquita prepared a description of certain risk factors relating to Chiquita, its business and industry that are being presented to potential investors. These risk factors are generally an update of the risk factors included in Chiquita's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which was filed with the Securities and Exchange Commission on February 27, 2012. Also in connection with the offering, Chiquita prepared a summary of a proposed new asset-based revolving credit facility that it is seeking to enter into and the results of a third party appraisal of its Chiquita and Fresh Express trademarks.
The press release regarding the proposed offering is attached hereto as Exhibit 99.1 and incorporated by reference herein. The risk factors, summary of the proposed credit facility and information related to the appraisal are attached hereto as Exhibit 99.2 and incorporated by reference herein. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended. The Notes and the related subsidiary guarantees have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit No.    Description

99.1        Press Release issued by Chiquita Brands International, Inc., dated as of January 28,
2013 regarding proposed refinancing.

99.2        Disclosure of Certain Risk Factors, ABL Terms and Trademark Appraisal

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIQUITA BRANDS INTERNATIONAL, INC.

Date: January 28, 2013	By:	/s/ James E. Thompson
James E. Thompson
Senior Vice President, General Counsel and
Secretary